EXHIBIT 99.2

Distinguished Leader and Female Business Pioneer

Darla Moore Joins GEE Group Board of Directors

NAPERVILLE, Ill., June 20, 2018 (GLOBE NEWSWIRE) -- GEE Group Inc. (NYSE American: JOB) (the “Company” or “GEE Group”), a provider of professional staffing services and solutions, today announced that Darla Moore, renowned business leader and philanthropist, will join the GEE Group Board of Directors as an Outside Independent Director. Ms. Moore brings extensive public company corporate board experience, as well as specific expertise serving on the board of a publicly traded staffing company, having served on the MPS Group, Inc. (formerly traded on the NYSE under symbol "MPS") board for many years.

Darla Moore is the first woman to be profiled on the cover of Fortune magazine and named to its list of the Top 50 Most Powerful Women in American Business. She has served on numerous corporate and philanthropic boards, including Hospital Corporation of America (HCA), Martha Stewart Living Omnimedia, The South Financial Group, MPS Group, the National Advisory Board of JP Morgan, the National Teach for America Board of Directors, the Board of Trustees of the New York University Medical School and Hospital and the University of South Carolina Board of Trustees. Moore was formerly a managing director of the predecessor Chemical Bank (now a part of JP Morgan Chase) where she became one of the highest paid women in finance in the 1980s and 1990s. She earned the title “Queen of DIP” (debtor-in-possession financing). Darla Moore also currently serves on the Culture Shed Board. Until 2012, Ms. Moore was Vice President of Rainwater, Inc., a private investment company. She is Founder and Chair of the Palmetto Institute, a nonprofit think-tank aimed at bolstering per capita income in South Carolina, and she is also the founder and chair of the Charleston Parks Conservancy, a foundation focused on enhancing the parks and public spaces of the City of Charleston.

The University of South Carolina’s business school, “The Moore School of Business”, is named in her honor, the first business school in America named for a woman. Ms. Moore received the Business Person of the Year Award from the South Carolina Chamber of Commerce and was inducted into the South Carolina Business Hall of Fame. Darla Moore was chosen along with Condoleezza Rice as one of the first female members of the prestigious Augusta National Golf Club, home of the “Masters”. Ms. Moore is a graduate of the University of South Carolina, and she holds an M.B.A. from George Washington University. Currently, Darla serves as Chairman of the Darla Moore and Richard Rainwater Foundation.

Commenting on the appointment of Darla Moore, Chairman and CEO, Derek Dewan, stated: “We are extremely fortunate to have such an accomplished and renowned addition to our board. Her experience as a director, with corporate governance, as a business leader, financial expert, and corporate pioneer, coupled with her knowledge of the staffing industry, will prove invaluable as we execute our growth strategy.”

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About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company's future results (including certain projections, pro forma financial information, and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," “pro forma”, "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities  and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.

Kim Thorpe

(904) 512-7504

invest@genp.com

SOURCE: GEE Group Inc.

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